Exhibit 99.1

A-Mark Precious Metals Strengthens Senior Leadership Through Promotions of Experienced Team Members

El Segundo, CA – March 9, 2020 – A-Mark Precious Metals, Inc. (NASDAQ: AMRK), a leading full-service provider of products and services to the global precious metals market, has strengthened its senior leadership team through the promotions of key contributors Brian Aquilino and Kevin Pelo. Aquilino has been promoted from Vice President of Operations to Chief Operating Officer (COO) and Pelo from Vice President of Trading to Head of Global Trading. Both promotions are effective immediately.

Aquilino joined A-Mark in 2001 and for the last ten years has served as Vice President of Operations. In addition to managing the day-to-day operations for the company, Aquilino was the chief architect of the build-out and launch of A-Mark’s logistics services brand and facility, A-M Global Logistics, (AMGL), a full-service logistics fulfillment center based in Las Vegas, Nevada. As COO, Aquilino will be responsible for the alignment of business unit priorities and ensuring operational excellence across the company.

“Brian has been an invaluable asset to our team over the last 20 years, and his promotion is well-deserved recognition of his service as well as abilities,” said A-Mark CEO Greg Roberts. “In his new role as COO, Brian will focus on continued improvement and enhancement of AMGL’s products and services, including expanding the facility’s IRA custody services and enhancing its logistics services for our growing e-commerce customer base.”

Pelo joined A-Mark as a bullion trader in 2009 and was promoted to Vice President of Trading in 2017.

“Kevin has been on our trading desk his entire A-Mark career, has grown with us and proved to be a trading talent ready to run the department,” added Roberts. “As our new Head of Global Trading, Kevin will focus on managing our trading team as well as expanding A-Mark’s presence and offerings in Europe.”

About A-Mark Precious Metals
Founded in 1965, A-Mark Precious Metals, Inc. (NASDAQ: AMRK) is a leading full-service precious metals trading company and wholesaler of gold, silver, platinum and palladium bullion and related products. The company’s global customer base includes sovereign and private mints, manufacturers and fabricators, refiners, dealers, financial institutions, industrial users, investors, collectors, and e-commerce and other retail customers. The company conducts its operations through three complementary segments: Wholesale Trading & Ancillary Services, Secured Lending, and Direct Sales.

A-Mark operates several business units in its Wholesale Trading & Ancillary Services segment, including Industrial, Coin and Bar, Trading and Finance, Transcontinental Depository Services (TDS), Logistics, and the Mint (as more fully described below). Its Industrial unit services manufacturers and fabricators of products utilizing precious metals, while its Coin and Bar unit deals in over 200 different products for distribution to dealers and other qualified purchasers. As a U.S. Mint-authorized purchaser of gold, silver and platinum coins, A-Mark purchases bullion products directly from the U.S. Mint for sale to customers. A-Mark also has distributorships with other sovereign mints, including Australia, Austria, Canada, China, Mexico, South Africa

and the United Kingdom. Through its TDS subsidiary, A-Mark provides customers with a variety of managed storage options for precious metals worldwide. Through its A-M Global Logistics subsidiary, A-Mark provides customers an array of complementary services, including receiving, handling, inventorying, processing, packaging and shipping of precious metals and custom coins on a secure basis. A-Mark also holds a majority stake in a joint venture that owns the minting operations known as SilverTowne Mint (Mint), which designs and produces minted silver products which provide greater product selection to customers, price stability within the supply chain as well as more secured access to silver during volatile market environments.

The company operates its Secured Lending segment through its wholly-owned subsidiaries, Collateral Finance Corporation (CFC) and AM Capital Funding, LLC (AMCF). Founded in 2005, CFC is a California licensed finance lender that originates and acquires loans secured by bullion and numismatic coins. Its customers include coin and precious metal dealers, investors, and collectors. AMCF was formed in 2018 for the purpose of securitizing eligible secured loans of CFC.

A-Mark operates its Direct Sales segment primarily through its wholly-owned subsidiary Goldline Inc. (Goldline), a direct retailer of precious metals for the investor community. Goldline markets A-Mark’s precious metal products through various channels, including radio, television, and the Internet.

A-Mark is headquartered in El Segundo, California, with offices and facilities in Los Angeles, California, Vienna, Austria, Las Vegas, Nevada, and Winchester, Indiana. For more information, visit www.amark.com.

Company Contact:
Thor Gjerdrum, President
A-Mark Precious Metals, Inc.
1-310-587-1414
thor@amark.com

Investor Relations Contact:
Matt Glover
Gateway Investor Relations
1-949-574-3860
AMRK@gatewayir.com